Exhibit 99.1

2U, Inc. Reports Fourth Quarter and Full-Year 2017 Financial Results

Announces First International Graduate Program with University College London

•                  Fourth Quarter Revenue Grew 51%, Year-Over-Year, Driven by 30% Growth in the Graduate Program Segment

•                  Full-Year Revenue Grew 39%, Year-Over-Year, Driven by 31% Growth in the Graduate Program Segment

LANHAM, MD, February 26, 2018 — 2U, Inc. (Nasdaq: TWOU), today reported financial and operating results for the fourth quarter and full-year ended December 31, 2017.

Fourth Quarter 2017 Results

•                  Revenue was $86.7 million, an increase of 51% from $57.4 million in the fourth quarter of 2016.

•                  Net income was $0.5 million, or $0.01 per share, compared to net loss of $(2.2) million, or $(0.05) per share, in the fourth quarter of 2016.

•                  Adjusted net income was $7.9 million, or $0.14 per share, compared to $2.0 million, or $0.04 per share, in the fourth quarter of 2016.

•                  Adjusted EBITDA was $12.7 million, compared to $4.5 million in the fourth quarter of 2016.

Full-Year 2017 Results

•                  Revenue was $286.8 million, an increase of 39% from $205.9 million in 2016.

•                  Net loss was $(29.4) million, or $(0.60) per share, compared to $(20.7) million, or $(0.44) per share, in 2016.

•                  Adjusted net loss was $(4.3) million, or $(0.09) per share, compared to $(4.9) million, or $(0.10) per share, in 2016.

•                  Adjusted EBITDA was $11.4 million, compared to $4.5 million in 2016.

“A decade into our journey, 2U is now at the forefront of the digital transformation in higher education and the strength of our business performance and the high-quality student outcomes in our partner programs prove it,” CEO and Co-Founder Christopher “Chip” Paucek said. “The positive momentum in our GetSmarter short course business combined with the organic growth in our graduate program business produced strong fourth quarter and full-year 2017 financial results and sets us up nicely for 2018.”

Recent Developments

Today, 2U is announcing the signing of its first International Graduate Program: an MBA with University College London (“UCL”). This is the first online MBA offered by the UCL School of Management. The first cohort is expected to launch in 2019, subject to applicable internal approvals.

“The MBA@UCL is the first international graduate program in the history of 2U and a monumental step forward in the company’s evolution,” Paucek said. “This school has innovation in its DNA. The school’s long-term vision centers on its goal of creating disruptive research and entrepreneurial leaders for the complex, interconnected world of the future. Now with our partnership, we are helping UCL extend that mission across the globe.”

UC Berkeley is the first graduate program client that has signed to offer short courses. UC Berkeley School of Information will offer a range of technology-focused online short courses.

2U appointed two new board members to our Board of Directors: Valerie Jarrett, former Senior Advisor to President Obama, joined the board in December and Greg Peters, Chief Product Officer of Netflix, will be joining the board on March 15, 2018.

2U entered into a global, multi-year, exclusive partnership to enhance the future of work and learning with WeWork, a company that provides co-working space and other services to more than 175,000 members in 207 locations across the globe. The multi-dimensional deal includes:

•                  A perpetual license of Flatiron School’s, a wholly owned subsidiary of WeWork Companies, Inc. (“WeWork”), Learn.co technology to 2U;

•                  Access to any WeWork location around the globe for students enrolled in 2U-powered graduate programs;

•                  $5 million in scholarships over three years offered by 2U exclusively to WeWork members and employees in 2U-powered graduate programs; and

•                  A commitment by 2U and WeWork to develop a Future of Learning and Work center in a WeWork location in 2019.

Financial Outlook

Based on information available as of today, 2U is issuing the following guidance for first quarter and full-year of 2018. This guidance assumes foreign exchange rates as of December 31, 2017, including a U.S. Dollar/South African Rand rate of 12.39.

	1Q 2018	FY 2018
(in millions, except per share amounts)
Revenue	$91.1 - $91.6	$397.7 - $402.7
Net loss	$(14.9) - $(14.5)	$(45.0) - $(42.8)
Net loss per share	$(0.28) - $(0.27)	$(0.84) - $(0.80)
Adjusted net loss	$(7.3) - $(6.9)	$(7.7) - $(5.6)
Adjusted net loss per share	$(0.14) - $(0.13)	$(0.14) - $(0.10)
Weighted-average shares of common stock outstanding, basic	52.8	53.5
Adjusted EBITDA (loss)	$(2.3) - $(1.9)	$15.0 - $17.3
Stock-based compensation expense	$6.2 - $6.3	$31.6 - $32.1

2U expects that of 2018 revenue, approximately 54% should be recognized in the second half of the year. Of second half 2018 revenue, we now expect that approximately 49% will be recognized in the third quarter. Further, we expect to experience meaningful margin variability between periods driven by revenue growth combined with cost seasonality. For full-year 2018, we expect this margin variability to be distributed between the first half and the second half of the year as follows:

•                  net loss margin of between (19.8)% and (19.1)% for the first half of the year and between (4.1)% and (3.4)% for the second half of the year;

•                  adjusted net loss margin of between (10.2)% and (9.7)% for the first half of the year and adjusted net income margin of between 5.2% and 5.7% for the second half of the year; and

•                  adjusted EBITDA (loss) margin of between (4.5)% and (3.9)% for the first half of the year and adjusted EBITDA margin of between 10.9% and 11.3% for the second half of the year.

Note that cost seasonality in the second and fourth quarters typically reduces margins in the first half of each year and improves margins in the second half of each year, so second-half margins should not be viewed as being a run rate for the first half of the following year.

Non-GAAP Measures

To supplement the Company’s consolidated financial statements, which are prepared and presented in accordance with U.S. generally accepted accounting principles (“GAAP”), we use adjusted EBITDA, adjusted EBITDA margin, adjusted net income (loss) and adjusted net income (loss) per share, which are non-GAAP financial measures.

We define adjusted EBITDA as net income or net loss, as applicable, before net interest income (expense), taxes, depreciation and amortization, foreign currency gains or losses, acquisition-related gains or losses and stock-based compensation expense. Some or all of these items may not be applicable in any given reporting period. Adjusted EBITDA margin represents adjusted EBITDA as a percentage of revenue.

We define adjusted net income (loss) as net income or net loss, as applicable, before foreign currency gains or losses, acquisition-related gains or losses and stock-based compensation expense. Adjusted net income (loss) per share is calculated as adjusted net income (loss) divided by diluted weighted-average shares of common stock outstanding for periods which result in adjusted net income, and basic weighted-average shares outstanding for periods which result in an adjusted net loss.

The principal limitation of these non-GAAP financial measures is that they exclude significant expenses that are required by GAAP to be recorded in the Company’s financial statements. These non-GAAP measures are key metrics Company management uses to compare the Company’s performance to that of prior periods for trend analyses and for budgeting and planning purposes. These measures also provide useful information to investors and analysts relating to 2U’s financial condition and results of operations. These financial measures are not intended to be considered in isolation or as a substitute for, or superior to, financial information prepared and presented in accordance with GAAP. In addition, these financial measures may be different from non-GAAP financial measures used by other companies, limiting their usefulness for comparison purposes.

For more information on 2U’s non-GAAP financial measures and reconciliations of such measures to the nearest GAAP measures, see the reconciliation tables on the last page of this press release under the heading “Reconciliation of Non-GAAP Measures.” 2U urges investors to review these reconciliations and not to rely on any single financial measure to evaluate the Company’s business.

Conference Call Information

What:	2U, Inc.’s fourth quarter and full-year 2017 financial results conference call
When:	Monday, February 26, 2018
Time:	5 p.m. ET
Live Call:	(877) 359-9508
Webcast:	investor.2U.com

About 2U, Inc. (Nasdaq: TWOU)

2U partners with great colleges and universities to build what we believe is the world’s best digital education. Our platform provides a comprehensive fusion of technology, services and data architecture to transform high-quality and rigorous campus-based universities into the best digital versions of themselves. 2U’s No Back Row® approach allows qualified students and working professionals around the world to experience a first-rate university education and successful outcomes. To learn more, visit 2U.com.

Cautionary Language Concerning Forward-Looking Statements

This press release contains forward-looking statements regarding our future business expectations, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical facts contained in this press release, including statements regarding future results of the operations and financial position of 2U, Inc., including financial targets, business strategy, and plans and objectives for future operations, are forward-looking statements. 2U has based these forward-looking statements largely on its estimates of its financial results and its current expectations and projections about future events and financial trends that it believes may affect its financial condition, results of operations, business strategy, short term and long-term business operations and objectives, and financial needs as of the date of this press release. We undertake no obligation to update these statements as a result of new information or future events. These forward-looking statements are subject to a number of risks, uncertainties and assumptions that could cause actual results to differ materially from the results predicted, including, trends in the higher education market and the market for online education, and expectations for growth in those markets; the acceptance, adoption and growth of online learning by colleges and universities, faculty, students, employers, accreditors and state and federal licensing bodies; our ability to comply with evolving regulations and legal obligations related to data privacy, data protection and information security; our expectations about the potential benefits of our cloud-based software-as-a-service (“SaaS”) technology and technology-enabled services to university clients and students; our dependence on third parties to provide certain technological services or components used in our solutions; our ability to meet the anticipated launch dates of our graduate programs and short courses; our expectations about the predictability, visibility and recurring nature of our business model; our ability to acquire new university clients and expand our graduate programs and short courses with existing university clients; our ability to successfully integrate the operations of Get Educated International Proprietary Limited, or GetSmarter, achieve the expected benefits of the acquisition and manage, expand and grow the combined company; our ability to execute our growth strategy in the international, undergraduate and non-degree alternative markets; our ability to continue to acquire prospective students for our graduate programs and short courses; our ability to affect or increase student retention in our graduate programs; our ability to successfully execute our growth strategy; our expectations regarding the scalability of our cloud-based SaaS technology; our expectations regarding future expenses in relation to future revenue; potential changes in regulations applicable to us or our university clients; and our expectations regarding the amount of time our cash balances and other available financial resources will be sufficient to fund our operations. These and other potential risks and uncertainties that could cause actual results to differ from the results predicted are more fully detailed under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2016 and other reports filed with the Securities and Exchange Commission. Moreover, 2U operates in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for 2U management to predict all risks, nor can 2U assess the impact of all factors on its business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements 2U may make. In light of these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed in this press release may not occur and actual results could differ materially and adversely from those anticipated.

Investor Relations Contact: Ed Goodwin, 2U, Inc., egoodwin@2u.com

Media Contact: Molly Greenberg, 2U, Inc., mgreenberg@2u.com

2U, Inc.

Consolidated Balance Sheets

(in thousands, except share and per share amounts)

	December 31, 2017	December 31, 2016
	(unaudited)
Assets
Current assets
Cash and cash equivalents	$223,370	$168,730
Accounts receivable, net	14,174	7,860
Prepaid expenses and other assets	10,509	8,108
Total current assets	248,053	184,698
Property and equipment, net	49,055	15,596
Goodwill	71,988	—
Amortizable intangible assets, net	90,761	34,131
Prepaid expenses and other assets, non-current	22,205	9,895
Total assets	$482,062	$244,320
Liabilities and stockholders’ equity
Current liabilities
Accounts payable and accrued expenses	$22,629	$14,724
Accrued compensation and related benefits	19,017	16,491
Deferred revenue	7,024	3,137
Other current liabilities	9,330	6,717
Total current liabilities	58,000	41,069
Non-current lease-related liabilities	22,573	7,620
Deferred government grant obligations	3,500	—
Deferred tax liabilities, net	10,087	—
Other non-current liabilities	70	394
Total liabilities	94,230	49,083
Stockholders’ equity
Preferred stock, $0.001 par value, 5,000,000 shares authorized, none issued	—	—
Common stock, $0.001 par value, 200,000,000 shares authorized, 52,505,856 shares issued and outstanding as of December 31, 2017; 47,151,635 shares issued and outstanding as of December 31, 2016	53	47
Additional paid-in capital	588,289	371,455
Accumulated deficit	(205,836)	(176,265)
Accumulated other comprehensive income	5,326	—
Total stockholders’ equity	387,832	195,237
Total liabilities and stockholders’ equity	$482,062	$244,320

2U, Inc.

Consolidated Statements of Operations and Comprehensive Loss

(in thousands, except share and per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016
	(unaudited)		(unaudited)
Revenue	$86,678	$57,350	$286,752	$205,864
Costs and expenses
Curriculum and teaching	4,817	—	6,609	—
Servicing and support	13,445	10,859	50,767	40,982
Technology and content development	12,846	8,496	45,926	33,283
Marketing and sales	37,700	27,306	150,923	106,610
General and administrative	17,844	13,061	62,665	46,021
Total costs and expenses	86,652	59,722	316,890	226,896
Income (loss) from operations	26	(2,372)	(30,138)	(21,032)
Interest income	104	163	371	383
Interest expense	(50)	—	(87)	(35)
Other income (expense), net	106	—	(866)	—
Income (loss) before income taxes	186	(2,209)	(30,720)	(20,684)
Income tax benefit	323	—	1,297	—
Net income (loss)	$509	$(2,209)	$(29,423)	$(20,684)
Net loss per share, basic	$0.01	$(0.05)	$(0.60)	$(0.44)
Net loss per share, diluted	$0.01	$(0.05)	$(0.60)	$(0.44)
Weighted-average shares of common stock outstanding, basic	52,330,067	47,075,167	49,062,611	46,609,751
Weighted-average shares of common stock outstanding, diluted	56,593,108	47,075,167	49,062,611	46,609,751

Other comprehensive loss
Foreign currency translation adjustments, net of tax of $0 for all periods presented	8,943	—	5,326	—
Comprehensive income (loss)	$9,452	$(2,209)	$(24,097)	$(20,684)

2U, Inc.

Consolidated Statements of Cash Flows

(in thousands)

	Year Ended December 31,
	2017	2016
	(unaudited)
Cash flows from operating activities
Net loss	$(29,423)	$(20,684)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	19,624	9,750
Stock-based compensation expense	21,930	15,823
Charge related to execution of new lease agreement	—	—
Changes in operating assets and liabilities:
Increase in accounts receivable, net	(5,634)	(6,885)
Decrease (increase) in prepaid expenses and other assets	1,549	(1,090)
Increase (decrease) in accounts payable and accrued expenses	3,504	(2,459)
Increase in accrued compensation and related benefits	2,504	3,086
Increase in deferred revenue	1,661	528
(Increase) decrease in payments to university clients	(13,239)	2,234
Increase (decrease) in other liabilities, net	4,763	4,907
Other	867	—
Net cash provided by (used in) operating activities	8,106	5,210
Cash flows from investing activities
Purchase of a business, net of cash acquired	(97,102)	—
Purchases of property and equipment	(27,316)	(7,648)
Additions of amortizable intangible assets	(23,823)	(16,728)
Advances made to university clients	(1,950)	—
Advances repaid by university clients	817	—
Other	—	(142)
Net cash used in investing activities	(149,374)	(24,518)
Cash flows from financing activities
Proceeds from issuance of common stock, net of offering costs	189,463	—
Proceeds from exercise of stock options	6,615	4,859
Proceeds from debt	3,500	—
Payments on debt	(1,517)	—
Tax withholding payments associated with settlement of restricted stock units	(1,309)	(378)
Other	—	(172)
Net cash provided by financing activities	196,752	4,309
Effect of exchange rate changes on cash	(844)	—
Net increase (decrease) in cash and cash equivalents	54,640	(14,999)
Cash and cash equivalents, beginning of period	168,730	183,729
Cash and cash equivalents, end of period	$223,370	$168,730

2U, Inc.

Reconciliation of Non-GAAP Measures

(unaudited)

The following table presents a reconciliation of net income (loss) to adjusted net income (loss) for each of the periods indicated:

	Three Months Ended		Year Ended
	December 31,		December 31,
	2017	2016	2017	2016
	(in thousands, except share and per share amounts)
Net income (loss)	$509	$(2,209)	$(29,423)	$(20,684)
Adjustments:
Foreign currency (gain) loss	(106)	—	866	—
Amortization of acquired intangible assets	1,416	—	3,014	—
Income tax benefit on amortization of acquired intangible assets	(333)	—	(708)	—
Stock-based compensation expense	6,393	4,230	21,930	15,823
Total adjustments	7,370	4,230	25,102	15,823
Adjusted net income (loss)	$7,879	$2,021	$(4,321)	$(4,861)
Net income (loss) per share, basic and diluted (1)	$0.01	$(0.05)	$(0.60)	$(0.44)
Adjusted net income (loss) per share, basic (1)	$0.15	$0.04	$(0.09)	$(0.10)
Adjusted net income (loss) per share, diluted (1)	$0.14	$0.04	$(0.09)	$(0.10)
Weighted-average shares of common stock outstanding, basic	52,330,067	47,075,167	49,062,611	46,609,751
Weighted-average shares of common stock outstanding, diluted	56,593,108	50,843,497	49,062,611	46,609,751

(1)         The Company computes net income (loss) per share and/or adjusted net income (loss) per share using diluted weighted-average shares of common stock outstanding for periods which result in net income and/or adjusted net income, and uses basic weighted-average shares outstanding for periods which result in net loss and/or adjusted net loss.

The following table presents a reconciliation of net income (loss) to adjusted EBITDA for each of the periods indicated:

	Three Months Ended		Year Ended
	December 31,		December 31,
	2017	2016	2017	2016
	(in thousands)
Net income (loss)	$509	$(2,209)	$(29,423)	$(20,684)
Adjustments:
Interest income	(104)	(163)	(371)	(383)
Interest expense	50	—	87	35
Foreign currency (gain) loss	(106)	—	866	—
Depreciation and amortization expense	6,306	2,690	19,624	9,750
Income tax benefit	(323)	—	(1,297)	—
Stock-based compensation expense	6,393	4,230	21,930	15,823
Total adjustments	12,216	6,757	40,839	25,225
Adjusted EBITDA	$12,725	$4,548	$11,416	$4,541

2U, Inc.

Graduate Program Segment Profitability Margin by Launch Cohort

(unaudited)

The following table presents Graduate Program Segment profitability by launch cohort as a percentage of the applicable launch cohort revenue, or Graduate Program Segment profitability margin, for the year ended December 31, 2017. We provide segment profitability information in connection with our segment financial reporting. Graduate program launch cohorts are grouped by the length of time since program launch, as of December 31, 2017. Because we incur graduate program marketing and sales expenses prior to generating the revenue related to those expenses, graduate programs typically show losses for several years prior to reaching profitability. Our measure of Graduate Program Segment profitability margin by launch cohort applies our measure of Graduate Program Segment profitability margin on a launch cohort basis. Our measure of Graduate Program Segment profitability margin is net income or net loss, as applicable, before net interest income (expense), taxes, depreciation and amortization, foreign currency gains or losses, acquisition-related gains or losses and stock-based compensation expense. Some or all of these items may not be applicable in any given reporting period.

Launch Cohort	Profitability Margin
Less than 2 Years(1)	(400)%
2-3 Years(2)	14%
3-4 Years(3)	25%
Greater than 4 Years(4)	39%
Total Segment Margin	5%

(1)         Includes programs launched in 2017 and 2016 and expenses incurred in connection with programs not launched as of December 31, 2017.

(2)         Includes programs launched in 2015.

(3)         Includes programs launched in 2014.

(4)         Includes all programs launched prior to 2014.

Reconciliation of Non-GAAP Measures

(unaudited)

The following table presents (i) a reconciliation of net loss guidance to adjusted net income (loss) guidance and adjusted EBITDA (loss) guidance and (ii) a reconciliation of net loss per share guidance to adjusted net income (loss) per share guidance, each at the midpoint of the ranges provided by the Company, for each of the periods indicated:

	Three Months Ending		Year Ending
	March 31, 2018		December 31, 2018
	$	$/Share	$	$/Share
	(in thousands, except per share amounts)
Net loss	$(14,700)	$(0.28)	$(43,875)	$(0.82)
Foreign currency loss	—	—	—	—
Amortization of acquired intangible assets	1,575	0.03	6,300	0.12
Income tax benefit on amortization of acquired intangible assets	(275)	—	(1,100)	(0.02)
Stock-based compensation expense	6,300	0.12	32,025	0.60
Adjusted net loss	(7,100)	(0.13)	(6,650)	(0.12)
Net interest income	(50)	*	(200)	*
Depreciation and amortization expense	5,050	*	23,000	*
Income tax benefit	—	*	—	*
Adjusted EBITDA (loss)	$(2,100)	$ *	$16,150	$ *
Projected weighted-average shares of common stock outstanding, basic		52,754		53,465

*              Not provided.

2U, Inc.

Key Financial Performance Metrics

(unaudited)

Full Course Equivalent Enrollments

Graduate Program Segment

The following table sets forth the full course equivalent enrollments and average revenue per full course equivalent enrollment in our Graduate Program Segment for the last eight quarters.

	Q1 ‘16	Q2 ‘16	Q3 ‘16	Q4 ‘16	Q1 ‘17	Q2 ‘17	Q3 ‘17	Q4 ‘17
Graduate Program full course equivalent enrollments	17,709	18,823	19,126	21,686	23,857	23,903	24,062	27,082

Graduate Program average revenue per full course equivalent enrollment	$2,679	$2,609	$2,717	$2,645	$2,717	$2,719	$2,740	$2,758

Short Course Segment

The following table sets forth the full course equivalent enrollments and average revenue per full course equivalent enrollment in our Short Course Segment for the last two quarters, since the acquisition of GetSmarter on July 1, 2017.

	Q3 ‘17	Q4 ‘17
Short Course full course equivalent enrollments	4,079	6,751

Short Course average revenue per full course equivalent enrollment*	$1,232	$1,777

*                                         The calculation of short course average revenue per full course equivalent enrollment includes $0.7 million of revenue that was excluded from the results of operations in the third quarter of 2017, due to an adjustment recorded as part of the valuation of GetSmarter.